Exhibit 99.1

NEWS RELEASE

Contact:

Lisa Wanstreet, Investor Relations

304.367.8697

Aly Goodwin Gregg, Media Relations

304.285.0002

MVB Bank to purchase CFG Community Bank

Expands MVB’s Market Footprint into Metro-Baltimore, Md.

FAIRMONT, W.Va., (October 23, 2013) — MVB Financial Corp., (OTC Markets Group OTCQB: MVBF), today announced it has reached an asset purchase agreement with the Maryland-based CFG Community Bank with offices in Lutherville (Towson), Fells Point (Inner Harbor area of Baltimore) and Annapolis.  MVB Financial and its subsidiary, MVB Bank, Inc., will be purchasing certain assets and assuming certain liabilities of CFG Community Bank and its subsidiaries for approximately $30 million in cash and MVB Financial common shares.

Completion of the transaction is pending regulatory approvals and other customary closing conditions. At that time, CFG Community Bank will become part of MVB Bank and assume the MVB brand name in its current markets. The addition of CFG Community Bank is expected to be immediately accretive to MVB Financial earnings.

“This acquisition is the next step in the expansion of our regional market presence for MVB Bank,” said Larry F. Mazza, CEO, MVB Financial Corp. “The addition of CFG Community Bank will leverage our existing MVB footprint in the Washington, DC/Baltimore metropolitan region, which is already well-established through our branch locations in West Virginia’s eastern panhandle, as well as the headquarters and office locations of our wholly-owned subsidiary, MVB Mortgage, in the Northern Virginia area of the region.”

“The sale of CFG Community Bank to a great banking franchise, MVB, will allow the successful turnaround we engineered to progress into a strong growth story,” states Jack Dwyer, Chairman of the CFG family of companies.  “Additionally, it will allow Capital Funding Group to enhance the growth and profitability of its retained healthcare financing businesses due to renewed focus and also its new strategic partner”.

Mazza continued, “The addition of CFG Community Bank branches and portfolio provides a unique opportunity to work with Jack Dwyer and his companies such as the Capital Funding Group and Capital Finance going forward. Jack and his team have done a fantastic job establishing CFG as one of the most profitable community banks in the country.  Combining those accomplishments with MVB’s growth strategy, operational efficiencies, history and footprint is a very natural fit which will allow us to offer superior service and technology clients are accustomed to receiving from both organizations.”

MVB Bank has received the highest Superior 5-Star Rating from Bauer Financial, Inc. during the past several years for the overall safety, soundness and quality of the bank, which ranks among the best in the industry.

“MVB is committed to providing innovative services and the values of a true community bank,” Mazza said.  “We are looking forward to this new market opportunity for MVB Bank, and to the ongoing relationship with Jack Dwyer as well as the leadership of the CFG family of companies.”

MVB Financial was advised by Ambassador Financial Group and Squires Sanders LLP.

CFG Community Bank was advised by CFG Capital Markets, LLC and Venable LLP.

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About MVB Financial Corp.

MVB Financial Corp. (“MVB Financial”; OTCQB: MVBF) was formed on January 1, 2004 as a bank holding company and, effective December 19, 2012, elected to become a financial holding company. MVB Financial features multiple subsidiaries and affiliated businesses, including MVB Bank, Inc. (“MVB” or “MVB Bank”), Potomac Mortgage Group, Inc. (“PMG” or “MVB Mortgage”), and MVB Insurance, LLC (“MVB Insurance”). The Company’s principal executive offices are located at 301 Virginia Avenue, Fairmont, W.Va., 26554-2777, and its telephone number is (304) 363-4800. For additional information regarding MVBF visit ir.mvbbanking.com.

The OTCQB is a market tier operated by the OTC Market Group Inc., for over-the-counter traded companies that are current in their reporting with a U.S. regulator.

Forward-Looking Statements

All statements other than statements of historical fact included herein are, or may be deemed to be, forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21 E of the Securities Exchange Act of 1934. Such information involves risks and uncertainties that could result in the actual results of MVB Financial Corp. (“MVB Financial” or the “Company”) differing from those projected in the forward-looking statements. Important factors that could cause actual results to differ materially from those discussed in such forward-looking statements include, but are not limited to: (i) the Company may incur loan losses due to negative credit quality trends in the future that may lead to deterioration of asset quality; (ii) the Company may incur increased charge-offs in the future; (iii) the Company could have adverse legal actions of a material nature; (iv) the Company may face competitive loss of customers; (v) the Company may be unable to manage its expense levels; (vi) the Company may have difficulty retaining key employees; (vii) changes in the interest rate environment may have results on the Company’s operations materially different from those anticipated by the Company’s market risk management functions; (viii) changes in general economic conditions and increased competition could adversely affect the Company’s operating results; (ix) changes in other regulations and government policies affecting bank holding companies and their subsidiaries including changes in monetary policies may negatively impact the Company’s operating results; (x) the effects of the Dodd-Frank Wall Street Reform and Consumer Protection Act may adversely affect the Company; (xi) the risk that the benefits from the acquisition of certain assets and assumption of certain liabilities of CFG Community Bank may not be fully realized or may take longer to realize than expected, including as a result of changes in general economic and market conditions, interest and exchange rates, monetary policy, laws and regulations and their enforcement and the degree of competition in the geographic and business areas in which MVB Bank, Inc. (“MVB Bank”) and CFG Community Bank operate; (xii) the reaction of the MVB Bank and CFG Community Bank customers, employees and counterparties to the acquisition and integration; (xiii) the integration of the operations of MVB Bank and CFG Community Bank may be more difficult, costly or time-consuming than expected; (xiv) the risk that the new investments to support the growth of MVB Insurance, LLC (“MVB Insurance”) may not be fully realized or may take longer than expected due to general economic and market conditions; (xv) diversion of management time on acquisition or diversified growth issues; and, (xvi) other factors which could cause actual results to differ materially from future results expressed or implied by such forward-looking statements.